UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 31, 2011

Date of Report (Date of earliest event reported)

First China Pharmaceutical Group, Inc.

 (Exact Name of Registrant as Specified in Charter)

Nevada	000-54076	74-3232809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number 504, West Ren Min Road,
Kunming City, Yunnan Province
People’s Republic of China, 650000

 (Address of Principal Executive Offices)

852-2138-1668

 (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On March 31, 2011, First China Pharmaceutical Group, Inc., a Nevada corporation (the “Company”) entered into a form of Securities Purchase Agreement (the “SPA”) for the second closing of a previously announced private placement offering (the “Private Offering”) with certain accredited investors (the “Purchasers”) for the issuance and sale of thirty three (33) Units of the Company at a purchase price of $25,000 per Unit, for aggregate consideration of $825,000.   Each “Unit” is comprised of (i) 27,778 shares of Company common stock, $0.001 par value per share (the “Common Stock,” and the shares of Common Stock offered referred to as the “Shares”), (ii) warrants to purchase 27,778 shares of Common Stock at an exercise price of $1.25 per share (the “Series A-1 Warrants”), and (iii) warrants to purchase 27,778 shares of Common Stock at an exercise price of $2.00 per share (the “Series A-2 Warrants”) (the Series A-1 Warrants and the Series A-2 Warrants, collectively, the “Warrants”).  The Warrants expire four (4) years from the date of issuance, subject to early termination or forfeiture in accordance with certain terms and conditions of the Warrants.  This second closing is in addition to the initial closing of one hundred and fourteen (114) Units for $2,850,000 in proceeds as disclosed in the Company’s Current Report on Form 8-K filed March 23, 2011.

The Company issued a press release on April 5, 2011 announcing the second closing of the Private Offering.  A copy of the press release is attached hereto as Exhibit 99.1.

Section 3 – Securities and Trading Market

Item 3.02.  Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to the Company’s unregistered sale of Units is incorporated in its entirety into this Item 3.02.

In connection with the second closing of the Private Offering, the Company sold thirty three (33) Units to certain accredited investors for aggregate consideration of $825,000 and net proceeds to the Company of approximately $750,750, after deducting for certain costs and expenses as further set forth in the SPA.  An aggregate of 990,008 Shares, 990,008 Series A-1 Warrants and 990,008 Series A-2 Warrants were issued in connection with the second closing.  The Shares and Warrants were issued in reliance upon Rule 506 of Regulation D of the Securities Act, and comparable exemptions for sales to “accredited” investors under state securities laws.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1	Form of Series A-1 Warrant
10.2	Form of Series A-2 Warrant
99.1	Press Release dated April 5, 2011

The information set forth in Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First China Pharmaceutical Group, Inc.

Dated: April 6, 2011	By:	/s/ Zhen Jiang Wang
Zhen Jiang Wang
Chief Executive Officer